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                                                                   EXHIBIT 10.10

                                  CORIO, INC.
                            INVESTOR RIGHTS AGREEMENT

               This Investor Rights Agreement (this "AGREEMENT") is made and entered into as of April 20, 2000, by and between Corio, Inc., a Delaware corporation (the "COMPANY"), and the consulting services division of Ernst & Young LLP, as the same may hereafter be constituted as an entity separate from Ernst & Young LLP (the "INVESTOR").

                                 R E C I T A L S

               A. The Investor desires to obtain from the Company, and the Company has agreed to grant to the Investor, the right to acquire warrants (the "WARRANTS") to purchase shares of the Company's Common Stock (the "WARRANT SHARES") on the terms and conditions set forth in the Warrant Rights Agreement, dated of even date herewith by and between the Company and the Investor (the "WARRANT RIGHTS AGREEMENT").

               B. The Company and the Investor are also entering into certain commercial arrangements of mutual benefit, pursuant to the Alliance and Co-Marketing Agreement referred to in the Warrant Rights Agreement (the "JOINT MARKETING AGREEMENT," together with the Warrant Rights Agreement and this Agreement, the "OPERATIVE AGREEMENTS").

               C. The Warrant Rights Agreement provides that the Investor and the Company shall each be granted certain rights, all as more fully set forth herein.

               NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1.  STANDSTILL AGREEMENT.

                   1.1 Standstill. The Investor agrees that the Investor (as defined below) shall not acquire, or enter into discussions, negotiations, arrangements or understandings with any third party to acquire, beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of any Company Securities (as defined below) without the prior written consent of the Board of Directors of the Company, except, in any case, (i) shares issued upon the due exercise of the Warrants, and (ii) shares issued by way of stock dividends or other distributions or offerings made available to the Investor by the Company as a result of such distribution or offering being made by the Company to all holders generally of the same class or classes of Company Securities held by the Investor.

                   1.2 Company Securities Defined: As used in this Section 1, the term "COMPANY SECURITIES" means shares of Preferred Stock or Common Stock of the Company and any other securities issued by the Company having the ordinary power to vote in the election of directors of the Company ("EQUITY SECURITIES"), as well as any securities convertible into or exchangeable for Equity Securities or any other right to acquire Equity Securities. The term Company Securities



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includes, without limiting the foregoing, securities and instruments issued by the Company having such power only upon the happening of a contingency that has not yet occurred. This provision shall not prevent, however, the due exercise of the Warrants issued pursuant to the Warrant Rights Agreement in accordance with the terms of such respective Warrants.

                   1.3 Additional Terms Defined: In this Agreement, the term "PERSON" shall mean a person, partnership, trust or other entity and the term "PERSONS" shall have a corresponding meaning, and the term "AFFILIATE" of a Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with the first Person, where for the purposes hereof "control" shall have the meaning ascribed under the Securities Act of 1933, as amended, and the rules and regulations thereunder. In this Agreement, the terms "WARRANTS", "WARRANT SHARES", "FIRST WARRANT", "SECOND WARRANT", "THIRD WARRANT" and "FOURTH WARRANT" shall have the respective meanings specified in the Warrant Rights Agreement. For the purposes of Sections 1 and 2, the "INVESTOR" shall refer to the Investor and any Affiliate of the Investor (including any Person that may become an Affiliate of the Investor hereafter), individually and collectively.

               2. COMPANY FIRST REFUSAL ON SALE OF SHARES BY INVESTOR.

                   2.1 Company Right of First Refusal. The Investor may not sell, transfer or otherwise dispose or attempt to sell, transfer or otherwise dispose of any Company Securities (referred to as a "PROPOSED DISPOSITION") without first providing written notice (the "NOTICE") of such intention to the Company. Such Notice shall specify in reasonable detail the Company Securities to be disposed, the identity of the proposed transferee, the proposed means and timing of disposition, and the purchase price. The Company shall have sixty (60) days from delivery of such Notice to elect to purchase all or any portion of such Company Securities from the Investor at the Purchase Price (as defined below) by delivering to the Investor an irrevocable written election by the Company to purchase such Company Securities at such Purchase Price (the "ELECTION"). In the event the Company delivers such Election, the Company shall be obligated to purchase, and the Investor shall be obligated to sell, such Company Securities at a closing to be held at such time and place as the Company and the Investor shall agree, not more than thirty (30) days following the date of the Company's Election.

                   2.2 Exception for Certain Transfers. The following transactions shall be excluded from the provisions of Section 2.1:

                       (a) Investor may transfer Company Securities (i) to any wholly-owned subsidiary of the Investor, in a transaction for no consideration, and (ii) subject to prior written notice to the Company and compliance with applicable securities, to individual constituent partners of the Investor pursuant to compensatory arrangements, in an amount not exceeding 10,000 shares of Company Securities to any individual constituent partner in any one year or 20,000 shares of Company Securities to any individual constituent partner in the aggregate (subject in each case to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like), provided in each case that the transferee agrees to be bound by the provisions of this Agreement;



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                       (b) Subject to the restrictions herein, at such time as
the Company's Common Stock is publicly traded on a national securities exchange or the Nasdaq National Market, the Investor may sell Common Stock in open market transactions through a broker dealer, in an aggregate amount not to exceed in any 90 day period 1% of the aggregate number of outstanding shares of Common Stock of the Company; and

                       (c) Subject to the restrictions herein, at such time as the Company's Common Stock is publicly traded on a national securities exchange or the Nasdaq National Market, any individual constituent partner of the Investor who receives shares pursuant to subparagraph 2.2(a)(ii) above may resell such shares in open market transactions through a broker dealer.

                   2.3 Additional Exception. Notwithstanding Section 2.1, the Investor may dispose of its Company Securities in response to a "SPECIFIED TENDER OFFER." In this Section 2.3 a Specified Tender Offer shall mean (a) an offer to purchase or exchange for cash or other consideration any Company Securities which is made by another Person or Related Group of Persons pursuant to a tender offer which is not opposed by the Board of Directors of the Company within the time such Board is required by the applicable law to advise the Company's stockholders of the Board's position on such offer; and (b) any other offer made by another Person or Related Group of Persons to purchase or exchange for cash or other consideration any Company Securities which, if successful, would result in such Person or Related Group of Persons owning or having the right to acquire Company Securities entitling the holders thereof to more than ninety percent (90%) of the Total Voting Power of the Company (as defined below).

                   2.4 Forfeiture of Company Right of First Refusal. If the Company fails to deliver an Election within the sixty (60) day period specified in Section 2.1, the Company shall forfeit its rights under Section 2.1 with respect to such Proposed Disposition, provided the terms and conditions of such Proposed Disposition are not subsequently modified. If the terms and conditions of a Proposed Disposition are modified subsequent to the sixty (60) day period within which the Company can deliver the Election referred to in Section 2.1, such Proposed Disposition shall be deemed to be a new Proposed Disposition subject to the rights of the Company contained in Section 2.1.

                   2.5 Investor Sale Right Upon Forfeiture. If the Company forfeits its rights to acquire Company Securities under the terms of and in accordance with Section 2.4, the member or members of the Investor that shall have provided the Notice to the Company shall be free to Dispose all or a portion of the Company Securities referenced in the Notice in the manner and at the price provided in the Notice, provided that such Disposition must be made to a Person who (together with any Related Group of Persons) would not, to the Investor's knowledge, own or have the right to acquire 5% or more of the Company Securities outstanding immediately after such Disposition. In other than an open market sale of a block of shares representing less than 2% of the Total Voting Power of the Company, the Investor shall obtain from the transferee a written representation (on which the Company shall expressly be entitled to rely) to the effect that the transferee together with any Related Group of Persons shall not beneficially own following the Disposition 5% or more of the Total Voting Power of the Company.



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                   2.6 Definitions. In this Section 2, the following terms shall have these meanings:

                       (a) "PURCHASE PRICE" means the lesser of (i) the value of the consideration to be received by the Investor in a Proposed Disposition of Company Securities, as specified in the Notice, and (ii) the Market Price of such Company Securities at the time of such Proposed Disposition. In this Agreement, the term "MARKET PRICE" means, as to a Company Security, the average of the closing prices of sales on all domestic securities exchanges and national markets on which the Company Security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Company Security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq National Market as of 4:00 P.M., New York time, on such day, or, if on any day the Company Security is not quoted in the Nasdaq National Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) Trading Days immediately preceding the date of the Proposed Disposition; PROVIDED, HOWEVER, that if the Company Security is listed on any domestic securities exchange the term "TRADING DAYS" as used in this sentence means days on which such exchange is open for trading. If at any time the Company Security is not listed on any domestic securities exchange or quoted in the Nasdaq National Market or the domestic over-the counter market, the "MARKET PRICE" shall be the fair value thereof determined jointly by the Company and the Investor, PROVIDED, HOWEVER that if such parties are unable to reach agreement within fifteen (15) business days following written notice from the Investor to the Company setting forth the Investor's determination of such fair value, such fair value shall be determined by an appraiser jointly selected by the Company and the Investor. The determination of such appraiser shall be final and binding on the Company and the Investor, and the Company and the Investor shall pay in equal proportions the fees and expenses of such appraiser.

                       (b) "RELATED GROUP OF PERSONS". A person is "RELATED" to another person if such person controls the other person, directly or indirectly, in any manner whatsoever or if the person is so controlled by the other person. A person is also related to another person if both are controlled, directly or indirectly in any manner whatsoever, by the same person. Persons who are related to the same person are related to one another. A "RELATED GROUP OF PERSONS" is a group comprising Persons each one of whom is related to the other.

                       (c) "TOTAL VOTING POWER" of any Person means the total number of votes that can be cast in the election of directors (or similar managing authority) of such Person at any meeting of stockholders (or equity owners) of such Person if all outstanding securities of such Person entitled to vote in such election were present and voted at such meeting.

               3. COMPANY RIGHT TO ACQUIRE WARRANT SHARES ON CERTAIN EVENTS.

                   3.1 Repurchase Right on Change in Control or Breach.

                      (a) Repurchase Right. The Company shall have the right to repurchase certain Warrant Shares issued under the First Warrant at a purchase price per share equal to the Per



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Share Purchase Price specified in such Warrant, subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like, upon the occurrence of any of the following events (herein, each referred to as a "SPECIFIED EVENT"):

                      (i) Change in Control. Any transaction or series of related transactions by which a Person or Related Group of Persons, other than Ernst & Young LLP and its Affiliates and other than Cap Gemini S.A. or its Affiliates (collectively, "CAP GEMINI"), acquires 40% or more of the equity interest in or Total Voting Power of the Investor or the High Growth Middle Market (as defined under the Joint Marketing Agreement) implementation business of the Investor (or a similar transaction affecting a successor to any of the foregoing businesses);

                      (ii) Failure to Assume by Cap Gemini. Any transaction or series of related transactions by which Cap Gemini acquires 40% or more of the equity interests in or Total Voting Power of the Investor or the High Growth Middle Market implementation business of the Investor, unless Cap Gemini and Cap Gemini Ernst & Young U.S. LLC, the entity organized by Cap Gemini to conduct the business of the Investor, or such other entity organized for that purpose (each, an "ONGOING ENTITY") assume all obligations of the Investor under the Operative Agreements;

                      (iii) Formation of Competitor. The creation by the Investor or any successor to the Investor (including, following any acquisition by Cap Gemini of a controlling equity interest in the Investor, the Ongoing Entity or Cap Gemini) of a High Growth Middle Market hosting business that the Company reasonably concludes competes with the Company; or

                      (iv) Breach of Joint Marketing Agreement. The occurrence of a material breach of the Joint Marketing Agreement by the Investor or any successor to the Investor (including, following any acquisition by Cap Gemini of a controlling equity interest in the Investor, the Ongoing Entity or Cap Gemini), including, among others, a breach of Section 4 (concerning exclusivity), of such agreement, which breach remains uncured for a period of thirty (30) days after the giving of notice thereof.

                   (b) Number of Shares That May Be Purchased. (i) Except as provided in paragraph (ii) hereof, the number of Warrant Shares issuable under the First Warrant that the Company shall be entitled to repurchase from the Investor upon the occurrence of a Specified Event shall be calculated as follows (appropriately adjusted in each case for all stock splits, dividends, combinations, recapitalizations and the like): (i) if the Specified Event occurs within three (3) years from the date hereof, 4,666,666 Warrant Shares; (ii) if the Specified Event occurs more than three (3) years but less than five (5) years from the date hereof, 2,333,333 Warrant Shares; and (iii) if the Specified Event occurs more than five (5) years but less than seven (7) years from the date hereof, 1,666,667 Warrant Shares.

                   (c) Notwithstanding the foregoing, in the event that the Company shall have repurchased Warrant Shares issuable under the First Warrant pursuant to Section 3.2 hereof (or



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the total number of shares issuable under the First Warrant shall have been reduced pursuant to Sections 3.2 and 3.3 hereof), then the number of Warrant Shares that the Company shall have the right to repurchase pursuant to this
Section 3.1 shall be reduced. In such event, the number of Warrant Shares that the Company may repurchase under this Section 3.1 shall be reduced proportionately based on the ratio of the number of Warrant Shares repurchased under Section 3.2 (or cancelled under Sections 3.2 and 3.3) to the total number of Warrant Shares originally issuable under the First Warrant (in each case appropriately adjusted for all stock splits, dividends, combinations, recapitalizations and the like). As an example, if the Company repurchases one-fourth of the Warrant Shares originally issuable under the First Warrant pursuant to Section 3.2, then the number of Warrant Shares that otherwise may be repurchased under this Section 3.1 shall be reduced by one-fourth.

               3.2 Repurchase Rights on Investor Election of NonExclusivity.

                      (a) Investor Election. In the event that the Company shall not have completed its initial underwritten offering of equity securities to the public (a "QUALIFIED IPO") by December 31, 2000, then at any time prior to April ___, 2002 the Investor may elect, by written notice to the Company, to terminate the exclusivity provisions set forth in Sections 4.1 and 4.2 of the Joint Marketing Agreement. In such event, the Company shall have the right to repurchase from the Investor 2,333,333 Warrant Shares issuable under the First Warrant at a purchase price per share equal to the Per Share Purchase Price specified in the First Warrant (subject to appropriate adjustment in the case of such number and purchase price per share for all stock splits, dividends, combinations, recapitalizations and the like). The Company shall effect such repurchase by written notice to the Investor within ninety (90) days following the date of notice from the Investor terminating exclusivity.

               3.3 Cancellation of Warrant or Payment in Cash in Lieu of Purchase of Shares. If upon the occurrence of any event specified in Section 3.1 or 3.2 and the election by the Company to repurchase Warrant Shares from the Investor the Investor shall not have previously exercised the First Warrant for a sufficient number of Warrant Shares to satisfy the obligation to sell Warrant Shares to the Company, then the Company shall have the right to cancel the First Warrant (for no consideration) for a number of shares equal to the shortfall in the number of Warrant Shares to be so repurchased.

               3.4 Repurchase Rights on Independence Issue and Accounting Issue.

                      (a) Independence Issue. The parties hereto acknowledge that the U. S. Securities and Exchange Commission (the "SEC") continues to review certain issues relating to the "INDEPENDENCE" of independent public accountants and that this review could result in an assessment by the SEC of the impact on independence of the transactions contemplated by the Operative Agreements (collectively, the "OPERATIVE TRANSACTIONS"). The parties hereto further acknowledge that the Operative Transactions could create an issue regarding Ernst & Young LLP's independence ("INDEPENDENCE") under the SEC's rules and interpretations relating to auditor independence, under any federal or state governmental or regulatory rules or under professional guidelines applicable to independent public accountants. The parties agree that in the event that after



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the Company's initial public offering it becomes known to either party that the
Staff of the SEC shall have made any pronouncement or taken any action which, in the reasonable, good faith judgment of Ernst & Young LLP or the Company indicates that the Operative Transactions have or are reasonably likely to have a material adverse effect on the Independence of Ernst & Young LLP, then such party shall notify the other party of such pronouncement or action (each, an "INDEPENDENCE ISSUE") by telephone and facsimile notice.

                      (b) Accounting Issue. The parties acknowledge that the SEC continues to review the appropriate accounting treatment associated with warrants issued by a corporation in connection with commercial relationships such as those contemplated by the Joint Marketing Agreement and the Warrants (collectively, the "COMMERCIAL WARRANT TRANSACTIONS"). In the event that the Company shall determine that, as a result of SEC requirements or changes in accounting principles, the Commercial Warrant Transactions require accounting treatment that differs materially and adversely from the accounting for the Commercial Warrant Transactions reflected in the Company's registration statement on Form S-1 initially filed with the SEC in connection with the Company's initial public offering (which accounting shall be reviewed with the Investor for information purposes prior to the filing of such form), then the Company shall notify Ernst & Young LLP of such accounting change (an "ACCOUNTING ISSUE") by telephone and facsimile notice.

                      (c) Disposition and Termination of Rights. If the Independence Issue or the Accounting Issue, as the case may be, shall not have been satisfactorily resolved within ninety (90) business days following the date of the notices referred to in Section 3.4(a) and 3.4(b) (deemed to be the date of the telephone and facsimile transmission, which date is herein referred to as the "PARTICULAR DATE") and, in the good faith and reasonable opinion of a majority of the Board of Directors, the Independence Issue or Accounting Issue is interfering with, or appears reasonably likely to interfere with, the ability of the Company to conduct its business in the ordinary course or is resulting in, or appears reasonably likely to result in a material and adverse impact on the Company's business, financial condition or reported financial results, then:

                           (i) the Company may, at its election, by written
notice to the Investor, terminate the Investor's rights upon a proposed sale of the Company specified in Section 7.1 hereof;

                           (ii) the Company may, at its election, by written
notice to the Investor: (A) terminate and cancel in their entirety all rights of the Investor to receive Warrant Shares under the First Warrant to the extent the First Warrant shall not previously have been exercised and (B) to the extent the First Warrant shall previously have been exercised, the Company shall have the right to acquire each Warrant Share issued upon such exercise and then held by the Investor at a price of $6.50 per Warrant Share (subject to adjustment for all stock splits, dividends, combinations, recapitablizations and the like); provided, however, that a certain portion of the Warrant Shares which shall have theretofore been issued on exercise of the First Warrant and described below as the "FIRST WARRANT RETAINED SHARES" may not be so repurchased by the Company.



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The number of Warrant Shares issued under the First Warrant and which the
Company shall not be entitled to repurchase as provided in this Section 3.4(c)(ii) (such retained shares being referred to as the "FIRST WARRANT RETAINED SHARES") shall be determined as follows:

                           a) If the Particular Date is before April 20, 2001,
the Investor's First Warrant Retained Shares shall be nil shares;

                           b) If the Particular Date is on or after April 20,
2001 and before April 20, 2002, the Investor's First Warrant Retained Shares as of such Particular Date shall be 777,777 shares (subject to adjustment for all stock splits, dividends, combinations, recapitablizations and the like);

                           c) If the Particular Date is on or after April 20,
2002 and before April 20, 2003, the Investor's First Warrant Retained Shares as of such Particular Date shall be 1,555,555 shares (subject to adjustment for all stock splits, dividends, combinations, recapitablizations and the like);

                           d) If the Particular Date is on or after April 20,
2003 and before April 20, 2004 the Investor's First Warrant Retained Shares shall be 2,166,666 shares (subject to adjustment for all stock splits, dividends, combinations, recapitablizations and the like);

                           e) If the Particular Date is on or after April 20,
2004 and before April 20, 2005 the Investor's First Warrant Retained Shares as of such Particular Date shall be 2,333,333 shares (subject to adjustment for all stock splits, dividends, combinations, recapitablizations and the like);

                           f) If the Particular Date is on or after April 20,
2005 and before April 20, 2006 the Investor's First Warrant Retained Shares as of such Particular Date shall be 2,666,666 shares (subject to adjustment for all stock splits, dividends, combinations, recapitablizations and the like);

                           g) If the Particular Date is on or after April 20,
2006 and before April 20, 2007 the Investor's First Warrant Retained Shares as of such Particular Date shall be 2,999,999 shares (subject to adjustment for all stock splits, dividends, combinations, recapitablizations and the like); and

                           h) If the Particular Date is on or after April 20,
2007, the Investor's First Warrant Retained Shares as of such Particular Date shall be 4,666,666 shares (subject to adjustment for all stock splits, dividends, combinations, recapitablizations and the like).

                           (iii) the Company may, at its election, by written
notice to the Investor require the Investor to sell to the Company, at a price per share equal to the Market Price (determined as provided in Section 2 hereof) all the Investor's First Warrant Retained Shares;



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                           (iv) the Company may at its election, by written
notice to the Investor, terminate and cancel in their entirety all rights of the Investor to receive Warrant Shares, respectively, under the Second Warrant, the Third Warrant and the Fourth Warrant and shall have the right to acquire at the Market Price (determined as provided in Section 2 hereof) each Warrant Share that shall have theretofore been issued upon the exercise of the Second Warrant, the Third Warrant or the Fourth Warrant, respectively, and are then held by the Investor; and

                           (v) to the extent that the Company has not acquired
from the Investor all of the Warrant Shares that it may elect to acquire under
Section 3.4(c)(iii) and Section 3.4(c)(iv), the Company may, at its election, by written notice to the Investor require the Investor to sell such shares within sixty (60) days to a "FINANCIAL INSTITUTION" acceptable to the Company. For the purpose of this Section 3.4(c)(v), a "FINANCIAL INSTITUTION" shall mean a financial institution such as a bank, investment company, broker-dealer or similar institution, which is not an operating entity, acquires the shares solely for passive investment purposes, and agrees in writing to the Company that the Warrant Shares may only be resold in open market sales through a broker-dealer or to a market maker.

                   3.5 Investor Election on Company Exercise of Disposition and Termination Rights. If the Company elects under Sections 3.4(c) to terminate the rights of the Investor specified therein and to require the Investor to dispose of its Warrant Shares as specified therein, the Investor may, at its election, by written notice to the Company, terminate the exclusivity provisions set forth in Sections 4.1 and 4.2 of the Joint Marketing Agreement and terminate the Company's right of first refusal on the sale of the Investor's Business specified in Section 4 hereof.

                   3.6 No Sale of Shares Subject to Repurchase Rights. Neither the Investor nor any Person to whom the First Warrant (or Warrant Shares issuable on exercise of the First Warrant) may properly be transferred or assigned under the terms of the Warrant Rights Agreement, this Agreement and the First Warrant shall sell, assign or otherwise transfer any Warrant Shares issued or issuable under the First Warrant to the extent that, and for so long as, such Warrant Shares remain subject to any potential repurchase rights of the Company under this Section 3.

               4. COMPANY RIGHT OF FIRST REFUSAL ON SALE OF HGMM BUSINESS.

                   4.1 Company Right of First Refusal. The Investor may not dispose or attempt to dispose of all or any material portion of its High Growth Middle Market implementation business (such business, or the portion of such business and assets, proposed to be sold is referred to as the "BUSINESS") (such disposition or attempted disposition herein referred to as a "PROPOSED DISPOSITION") without first providing written notice (the "NOTICE") of such intention to the Company. Such Notice shall specify in reasonable detail the Business proposed to be disposed, the identity of the proposed transferee, the proposed means and timing of disposition, and the proposed purchase price (the "BUSINESS PURCHASE PRICE"), and shall also include a copy of all due diligence materials provided to the proposed purchaser of the Business. In addition, the Investor shall promptly provide to the Company and its representatives the opportunity to perform full due diligence (including without limitation business, financial and legal due diligence) with respect to the Business. The Company shall have fifteen (15) days from delivery of such Notice to elect to purchase such



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Business from the Investor at the Business Purchase Price by delivering to the
Investor an irrevocable written election by the Company to purchase such Business at such price (the "ELECTION"). In the event the Company delivers such Election, the Company shall be obligated to purchase, and the Investor shall be obligated to sell, such Business at a closing date mutually agreed by the parties not more than sixty (60) days following the date of the Company's Election (or as soon as practicable thereafter following completion of all requisite regulatory procedures).

                   4.2 Forfeiture of Company Right of First Refusal. If the Company fails to deliver an Election within the fifteen (15) day period specified in Section 4.1, the Company shall forfeit its rights under Section 4.1 with respect to such Proposed Disposition, the Investor shall be free to dispose of all or a portion of its Business, to the Person and on the terms described in the Notice, provided the terms and conditions of such Proposed Disposition are not subsequently modified. If the terms and conditions of a Proposed Disposition are modified subsequent to the fifteen (15) day period within which the Company can deliver the Election referred to in Section 4.1, such Proposed Disposition shall be deemed to be a new Proposed Disposition subject to the rights of the Company contained in Section 4.1.

                   4.3 Exception. Ernst & Young LLP has entered into an agreement to sell its consulting services division, which division includes the Business, to Cap Gemini, which intends to carry on the Business through an Ongoing Entity. The Company shall not have a right of first refusal pursuant to this Section 4 on any such transaction with Cap Gemini, provided that Cap Gemini, on behalf of Cap Gemini and its Affiliates, and the Ongoing Entity each agree to be bound by and subject to all of the terms and provisions of this Agreement, the Warrant Rights Agreement and the Joint Marketing Agreement on the same basis as the obligations of the Investor hereunder and thereunder.

               5. LEGENDS; STOP TRANSFER RESTRICTIONS.

               The Warrants and the certificates evidencing Warrant Shares issued on exercise of the Warrants (as well as any securities issued in respect thereof) shall bear restrictive legends referring to the restrictions set forth in this Agreement. In addition, the Company shall be entitled to issue stop transfer instructions to the transfer agent for the Warrants, Warrant Shares and any other securities issued in respect thereof to ensure compliance with the restrictions set forth in this Agreement.

               6. INVESTOR BOARD REPRESENTATION.

                      (a) Subject to Section 6.1(b), until the Company's Qualified IPO, and thereafter for so long as the Investor beneficially owns ten percent (10%) or more of the Total Voting Power of the Company, the Board of Directors of the Company shall include in the slate of nominees presented to the stockholders of the Company for election one (1) nominee designated by the Investor. Such director (herein referred to as the "INVESTOR DIRECTOR") shall have the customary and usual rights of a member of the Company's Board of Directors to participate in the management of Company affairs, PROVIDED, HOWEVER, that in the event the Company's Board of Directors votes on an acquisition, merger or other combination with and proposed by Arthur Anderson, Andersen

Consulting, PricewaterhouseCoopers, KPMG or Deloitte & Touch (a "STRATEGIC ACQUISITION PROPOSAL"), the Investor Director shall at the request of the Board of Directors recuse himself or herself from the deliberations of such proposal and any vote thereon.

                      (b) The Board of Directors rights herein shall terminate upon the first to occur of (i) termination of the Joint Marketing Agreement (ii) the acquisition by any Person other than Ernst & Young LLP or Cap Gemini of 40% or more of the equity interests in or Total Voting Power of the Investor. In addition, following any acquisition by Cap Gemini of 40% or more of the equity interests in or Total Voting Power of the Investor, and the assignment of this Board of Director right to Cap Gemini, any director nominee of Cap Gemini other than David Shpilberg must be an individual deemed acceptable by the Company.

               7. INVESTOR RIGHTS UPON PROPOSED SALE OF COMPANY.

                   7.1 Right of First Refusal on Sale of Company. In the event that the Company receives a Strategic Acquisition Proposal, the Company must provide written notice (the "NOTICE") of such Strategic Acquisition Proposal to the Investor specifying in reasonable detail the terms and conditions of such proposal, including the identity of the proposed purchaser and the purchase price. The Investor shall have fifteen (15) days from delivery of such Notice to elect to undertake the acquisition described in the Notice (the "ACQUISITION") on the same terms as specified in the Notice, by delivering to the Company an irrevocable written election to undertake the Acquisition at such price so (the "ELECTION"). In the event the Investor delivers such Election, the Investor shall be obligated to undertake the Acquisition, and the Company shall be obligated to undertake the Acquisition subject to applicable stockholder approval requirements, at a closing date mutually agreed by the parties not more than fifteen (15) days following the date of the Investor's Election (or as soon as practicable thereafter following completion of all requisite regulatory procedures).

                   7.2 Forfeiture of Right of First Refusal. If the Investor fails to deliver an Election within the fifteen (15) day period specified in
Section 7.1, the Investor shall forfeit its rights under Section 7.1 with respect to the proposed Acquisition, and the Company shall be free to undertake the Acquisition with the Person and on the terms described in the Notice, provided the terms and conditions of such proposed Acquisition are not subsequently modified. If the terms and conditions of the proposed Acquisition are modified subsequent to the fifteen (15) day period within which the Investor can deliver the Election referred to in Section 7.1, the proposed Acquisition shall be deemed to be a new Strategic Acquisition Proposal subject to the rights of the Investor contained in Section 7.1.

                   7.3 Termination. The rights of the Investor pursuant to this
Section 7 shall terminate upon the Company's Qualified IPO.

               8. REGISTRATION RIGHTS.

                   8.1 Definitions. For purposes of this Section 8:

                      (a) The term "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                      (b) The term "ACT" means the Securities Act of 1933, as amended.

                      (c) "COMMON STOCK" means the Company's common stock, par value per share of $0.001.

                      (d) The term "FORM S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                      (e) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 8.11 hereof.

                      (f) The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

                      (g) The term "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issuable or issued upon exercise of the Warrants, and (ii) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i), excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 8 are not duly assigned as provided herein or any Registrable Securities after such securities have been sold to the public or sold pursuant to Rule 144 promulgated under the Act.

                   8.2 Company Registration.

                      (a) Registration Rights. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration pursuant to a Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days after the date of such notice by the Company, the

Company shall, subject to the provisions of paragraph 8.2(b) below, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                   (b) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 8.2 to include any of Holder's securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), provided such terms are reasonable and customary in an underwriting of similar securities and of a similar amount, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering, and the underwriters may exclude Registrable Securities from the offering entirely if the underwriters make the determination described above and no other stockholder's securities are included. Allocation of securities to be sold in any such offering shall be made on a pro-rata basis among the selling stockholders according to the total number of securities held by each such selling stockholder and entitled to inclusion therein on the basis of a registration rights agreement with the Company. For purposes of allocation of securities to be included in any offering, for any selling stockholder which is a partnership or corporation, the "affiliates" (as defined in Rule 405 under the Act), partners, retired partners and stockholders of such holder (and in the case of a partnership, any affiliated partnerships), or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

               8.3 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                   (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                   (b) as soon as practicable, effect such registration and all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 8.3: (1) if the Registrable Securities requested by all Holders to be registered pursuant to this Section 8.3 have an anticipated aggregate offering price to the public (before deducting any underwriter discounts, concessions or commissions) of less than $2,000,000; (2) if Form S-3 is not available for such offering by the Holders; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 8.3; provided, however, that the Company shall not utilize this right more than twice in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 8.3; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                   (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

               8.4 Obligations of the Company. Whenever required under this
Section 8 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                   (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

                   (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                   (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                   (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                   (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                   (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                   (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                   (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                   (i) In the event of any underwritten public offering, cooperate with the selling Holders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the selling Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the selling Holder, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

               8.5 Furnish Information.

                   (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                   (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 8.3 if, due to the operation of
Section 8.5(a), the number of shares or
the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 8.3.

               8.6 Expenses of Company or S-3 Registration. All expenses (exclusive of underwriting discounts and commissions and stock transfer taxes) incurred in connection with registrations, filings or qualifications pursuant to this Section 8 including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for all selling holders, including Holders of Registrable Securities, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registrations effected pursuant to Section 8.3 if the Company has already undertaken five (5) such registrations in the aggregate under this and all other registration rights agreements.

               8.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 8.

               8.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 8:

                   (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the constituent partners and members, or officers and directors of each Holder, any underwriter (as defined in the Act) and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 8.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                   (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, severally but not jointly, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 8.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall a Holder's cumulative, aggregate liability under this Section 8.8(b), under Section 8.8(d), or under such sections together, exceed the net proceeds received by such Holder from the offering out of which such Violation arises.

                   (c) Promptly after receipt by an indemnified party under this
Section 8.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with one counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 8.8 unless the failure to deliver notice is materially prejudicial to its ability to defend such action. Any omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 8.8.

                   (d) If the indemnification provided for in this Section 8.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and of the indemnified party on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                   (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                   (f) The obligations of the Company and Holders under this
Section 8.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 8, and otherwise.

               8.9 Reports under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any ther rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                   (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                   (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                   (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                   (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any

Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

               8.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 8 may only be assigned (but only with all related obligations), (i) upon prior written notice to the Company, to an Affiliate of the Investor or to Cap Gemini, or (ii) with the prior written consent of the Company.

               8.11 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

                   (a) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements;

                   (b) the Company uses all reasonable efforts to obtain from persons who hold one percent (1%) or greater of the Company's outstanding capital stock, a lock-up agreement similar to that set forth in this Section 8.11; and

                   (c) such market stand-off time period shall not exceed one hundred eighty (180) days for the Company's initial public offering, and ninety
(90) days for any subsequent public offerings.

               Each Holder agrees to provide to the other underwriters of any public offering such further agreements as such underwriter may reasonably request in connection with this market stand-off agreement, provided that the terms of such agreements are substantially consistent with the provisions of this Section 8.11. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

               Notwithstanding the foregoing, the obligations described in this
Section 8.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction.

               8.12 Termination of Registration Rights. The right of any Holder to request registration or to include Registrable Securities in any registration pursuant to this Section 8 shall terminate upon the earlier of (i) the date which is five (5) years after the effective date of the first registration statement for an initial public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or SEC Rule 145 transaction), or (ii) such date as a public trading market shall exist for the Company's Common Stock and all shares of Registrable Securities beneficially owned and subject to Rule 144 aggregation by such Holder may immediately be sold under Rule 144 (without regard to Rule 144(k)) during any 90-day period, provided that such Holder is not then an "affiliate" of the Company within the meaning of Rule 144 and such Holder owns less than 1% of the then outstanding shares of capital stock.

               9. GENERAL PROVISIONS.

                   9.1 Notices and Elections. Any notice or election required or permitted under this Agreement will be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as FedEx for next business day delivery, or one
(1) business day after facsimile with copy delivered by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 9.1.


                      (a) If to the Investor, at:

                                             Ernst & Young LLP
                                             787 7th Avenue, 24th Floor
                                             New York, New York 10019
                                             Attention: Doug Galin
                                             Telephone No.:_____________________
                                             Facsimile No.:_____________________

                               with a copy to:

                                             Foley Hoag & Eliot LLP
                                             One Post Office Square
                                             Boston, MA  02109
                                             Attention:  Adam Sonnenschein, Esq.
                                             Telephone No.:  (617) 832-1000
                                             Facsimile No.:  (617) 832-7000

                      (b) If to the Company, at:

                                             Corio, Inc.
                                             700 Bay Road, Suite 210
                                             Redwood City, CA  94063
                                             Telephone No.: (650) 298-4800

                                          Facsimile No.: (650) _________________

                           with a copy to:
                                          Wilson Sonsini Goodrich & Rosati, P.C.
                                          650 Page Mill Road
                                          Palo Alto, California 94304-1050
                                          Attention: Howard Zeprun
                                          Telephone No.: (650) 493-9300
                                          Facsimile No.:  (650) 493-6811

Any party hereto may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

               9.2 Entire Agreement. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

               9.3 Limitation on Liability. In the event of the occurrence of a Specified Event (but without limiting any other liability that one party may otherwise have to the other party for matters other than the occurence of a Specified Event), the Company's sole recourse and the Investor's sole liability or obligation arising out of such event, and the Investor's sole recourse and the Company's sole liability or obligation arising out of such event, shall be limited to repurchase or termination of the Warrants and Warrant Shares and termination of certain provisions in the Joint Marketing Agreement and this Agreement, as provided in Section 3 and 4 hereof (to the extent provided in such sections). With respect to any such event (but only with respect to each event and without limiting any liability that one party may otherwise have to the other), neither party shall be liable to the other for compensation, reimbursement or damages on account of lost profits or other expenses, or be liable to the other party for any special, consequential, punitive, incidental or indirect damages, howsoever caused, on any theory of liability. These limits shall apply notwithstanding any failure of essential purpose of any limited remedy.

               9.4 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the General Corporation Law of the State of Delaware, with respect to matters of corporate law, and, with respect to matters of law other than corporate law, in accordance with the internal laws of the State of California as they apply to agreements entered into and to be performed entirely within the State of California by residents thereof.

               9.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

               9.6 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

               9.7 Successors and Assigns. Neither this Agreement nor any of the obligations or benefits specified herein may be assigned by the Investor except as expressly provided herein or as the Company may otherwise agree in writing. Notwithstanding the foregoing, it is expressly understood (i) that this Agreement is being entered into by the consulting services division of Ernst & Young LLP, as the same may hereafter be constituted as an entity separate from Ernst & Young LLP, (ii) that Ernst & Young LLP may transfer its consulting services division into a limited liability company, corporation or other entity separate from Ernst & Young LLP, (iii) that Ernst & Young LLP may thereafter sell, transfer or otherwise assign its interest in such entity to Cap Gemini, and (iv) that this Agreement may be assigned to any of the foregoing specified entities as a successor to the business and assets of the consulting services division of Ernst & Young LLP, upon written notice to the Company but without any required consent by the Company, provided that such successor agrees to be bound by all of the terms and conditions of the Warrant Rights Agreement, the Joint Marketing Agreement and this Agreement. Subject to the foregoing, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the parties hereto.

               9.8 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

               9.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written. CORIO, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       ERNST & YOUNG LLP, ON BEHALF OF
                                       ITS CONSULTING SERVICE DIVISION AS THE
                                       SAME MAY BE SEPARATELY CONSTRUED

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------